Exhibit 10.45

KANGAROO HOLDINGS, INC.

BONUS AGREEMENT

Bonus Agreement (this “Agreement”) made and entered into this 31st day of December, 2009 by and between Elizabeth A. Smith (the “Executive”) and Kangaroo Holdings, Inc., a Delaware corporation (the “Company”).

WHEREAS, the Executive, OSI Restaurant Partners, LLC, a Delaware corporation (“OSI”), and the Company (with respect to certain sections only) entered into an employment agreement dated November 2, 2009 and effective November 16, 2009 (the “Employment Agreement”).

WHEREAS, the Company desires to provide the Executive with certain additional bonus opportunities on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Agreement, the parties hereby agree:

1. Bonus Opportunity. The Executive shall be entitled to earn and be paid the cash bonuses (collectively, the “Bonuses”) described below on the terms and conditions set forth in this Agreement.

(a)	$3,806,250 (“Bonus A”);

(b)	$3,806,250 (“Bonus B”);

(c)	$3,806,250 (“Bonus C”); and

(d)	$3,806,250 (“Bonus D”).

2. Vesting and Payment. Bonuses, unless earlier forfeited, will become vested and will be paid as follows:

(a)	Time-Based Vesting. Each of Bonus A, Bonus B, Bonus C and Bonus D shall become time-based vested in five (5) equal installments (each with respect to 20% of the total amount of such Bonus) on each of November 16, 2010, November 16, 2011, November 16, 2012, November 16, 2013 and November 16, 2014, subject, in each case, to the Executive remaining continuously employed by the Company until each applicable vesting date and further subject, in the case of Bonus B, Bonus C and Bonus D, to Section 2(b)(vii) below. The Bonus, to the extent vested under this Section 2(a), shall only be paid to the extent provided under Sections 2(b) and 3 below.

(b)	Performance-Based Vesting; Payment.

(i)	Subject to the provisions of Section 3 of this Agreement, Bonus A shall only be paid to the Executive if a Qualifying Liquidity Event occurs or if the conditions set forth in this Section 2(b)(i) are satisfied. Subject to the provisions of Section 3 of this Agreement, the portion of Bonus A that is time-based vested (if any) at the time of the earlier to occur of (A) a Qualifying Liquidity Event and (B) November 16, 2019 shall be paid to the Executive within ten (10) days of such Qualifying Liquidity Event or such date, as applicable, subject, in each case, to the Executive remaining continuously employed by the Company until the applicable Qualifying Liquidity Event or date. The portion of Bonus A that is not yet time-based vested as of a Qualifying Liquidity Event and which thereafter becomes time-based vested under Section 2(a) above as a result of the Executive’s continued employment with the Company, shall be paid to the Executive within ten (10) days of the date that it becomes time-based vested as provided for in Section 2(a) above (unless it has been forfeited under Section 3 below).

(ii)	Bonus B shall only be paid to the Executive if a Qualifying Liquidity Event B occurs on or prior to November 16, 2019, subject to the terms and conditions of this Agreement. The portion of Bonus B that is time-based vested at the time of the occurrence of a Qualifying Liquidity Event B (if any) shall be paid to the Executive within ten (10) days of such Qualifying Liquidity Event B, subject to the Executive remaining continuously employed by the Company until such Qualifying Liquidity Event B. The portion of Bonus B which is not yet time-based vested as of a Qualifying Liquidity Event B and which thereafter becomes time-based vested under Section 2(a) above as a result of the Executive’s continued employment with the Company, shall be paid to the Executive within ten (10) days of the date that it becomes time-based vested as provided for in Section 2(a) above (unless it has been forfeited under Sections 2(b)(vii) or 3 below).

(iii)	Bonus C shall only be paid to the Executive if a Qualifying Liquidity Event C occurs on or prior to November 16, 2019, subject to the terms and conditions of this Agreement. The portion of Bonus C that is time-based vested at the time of the occurrence of a Qualifying Liquidity Event C (if any) shall be paid to the Executive within ten (10) days of such Qualifying Liquidity Event C, subject to the Executive remaining continuously employed by the Company until such Qualifying Liquidity Event C. The portion of Bonus C which is not yet time-based vested as of a Qualifying Liquidity Event C and which thereafter becomes time-based vested under Section 2(a) above as a result of the Executive’s continued employment with the Company shall be paid to the Executive within ten (10) days of the date that it becomes time-based vested as provided for in Section 2(a) above (unless it has been forfeited under Sections 2(b)(vii) or 3 below).

(iv)	Bonus D shall only be paid to the Executive if a Qualifying Liquidity Event D occurs on or prior to November 16, 2019, subject to the terms and conditions of this Agreement. The portion of Bonus D that is time-based vested at the time of the occurrence of a Qualifying Liquidity Event D (if any) shall be paid to the Executive within ten (10) days of such Qualifying Liquidity Event D, subject to the Executive remaining continuously employed by the Company until such Qualifying Liquidity Event D. The portion of Bonus D which is not yet time-based vested as of a Qualifying Liquidity Event D and which thereafter becomes time-based vested under Section 2(a) above as a result of the Executive’s continued employment with the Company, shall be paid to the Executive within ten (10) days of the date that it becomes time-based vested as provided for in Section 2(a) above (unless it has been forfeited under Sections 2(b)(vii) or 3 below).

(v)	Notwithstanding any contrary provision of subsections (i), (ii) (iii) or (iv) of this Section 2(b), (A) the portion of Bonus A that remains unpaid on the first anniversary of a Change in Control shall be paid to the Executive within ten (10) days of such date, subject to the Executive’s remaining continuously employed by the Company or its affiliates on the first anniversary of such Change in Control and (B) the portion of Bonus B, Bonus C, and/or Bonus D, to the extent then outstanding, that remains unpaid on the first anniversary of an Applicable Qualifying CIC Liquidity Event shall be paid to the Executive within ten (10) days of such date, subject to the Executive’s remaining continuously employed by the Company on the first anniversary of such Applicable Qualifying CIC Liquidity Event.

(vi)	In the event of termination of the Executive’s employment with the Company (A) by the Company without Cause or (B) by the Executive for Good Reason, the Applicable Percentage of each Bonus that has not yet become time-based vested as of the date of such termination of employment shall become time-based vested immediately upon such termination of employment, to the extent such Bonus is then outstanding, and shall be paid to the Executive in accordance with, and subject to the terms of, Section 3 below.

(vii)	For the avoidance of doubt, upon the occurrence of a Change in Control that does not meet the requirements of a Qualifying CIC Liquidity Event B, a Qualifying CIC Liquidity Event C, or a Qualifying CIC Liquidity Event D, any Bonus B, Bonus C or Bonus D that does not become payable as a result of such Change in Control shall be immediately forfeited upon such Change in Control without any consideration due to the Executive. To illustrate the foregoing, upon the occurrence of a Qualifying CIC Liquidity Event B which does not also constitute a Qualifying CIC Liquidity Event C, Bonus C and Bonus D shall be immediately forfeited in their entirety without any consideration due to Executive.

3. Cessation of Employment. Except as expressly provided in this Section 3, the Executive must remain employed on the vesting and payment dates described in Section 2(a) and subsections (i) – (v) of Section 2(b) above in order to earn and be paid a Bonus under this Agreement. To the extent a Bonus (or portion thereof) is not time-based vested prior to, or does not become time-based vested under the terms of this Agreement as a result of, the termination of the Executive’s employment with the Company, the Bonus (or portion thereof) will be forfeited immediately with no consideration due to the Executive.

(a)	If the Executive’s employment with the Company terminates on account of her death or Disability, (i) the portion of Bonus A that is time-based vested at the time of her termination of employment and that has not yet been paid to Executive shall be paid to her (or to her estate, in the event of a termination due to her death) in a lump sum within ten (10) days following the date of termination without regard to whether a Qualifying Liquidity Event has then occurred, (ii) if such termination of employment occurs prior to the occurrence of a Qualifying Liquidity Event, if an Applicable Qualifying Liquidity Event occurs within the one (1) year period following the date of the Executive’s termination of employment, the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of her termination of employment and that becomes payable upon the occurrence of the Applicable Qualifying Liquidity Event will be paid to her (or to her estate, in the event of a termination due to her death) within ten (10) days of the occurrence of the Applicable Qualifying Liquidity Event and (iii) if such termination of employment occurs after an Initial Public Offering but before an Applicable Qualifying IPO Liquidity Event, if an Applicable Qualifying IPO Liquidity Event occurs within the one (1) year period following the date of the Executive’s termination of employment, the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of her termination of employment and that becomes payable upon the occurrence of the Applicable Qualifying IPO Liquidity Event will be paid to her (or to her estate, in the event of a termination due to her death) within ten (10) days of the occurrence of the Applicable Qualifying IPO Liquidity Event.

(b)	If the Executive’s employment with the Company is terminated by the Executive for any reason other than Good Reason prior to the occurrence of a Qualifying Liquidity Event, (i) if a Qualifying Liquidity Event occurs within the three (3) year period following the date of the Executive’s termination of employment, the portion of Bonus A that is time-based vested at the time of her termination of employment will be paid to her within ten (10) days of the occurrence of such Qualifying Liquidity Event and (ii) if an Applicable Qualifying Liquidity Event occurs within the one hundred eighty (180) day period following the date of the Executive’s termination of employment, the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of her termination of employment and that becomes payable upon the occurrence of the Applicable Qualifying Liquidity Event will be paid to her within ten (10) days of the occurrence of the Applicable Qualifying Liquidity Event.

(c)	If the Executive’s employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason prior to the occurrence of a Qualifying Liquidity Event (i) the portion of Bonus A that is time-based vested at the time of her termination of employment (after giving effect to any acceleration of time-based vesting in connection with such termination of employment as provided in Section 2(b)(vi) above) shall be paid to the Executive in a lump sum within ten (10) days following the date of termination without regard to whether a Qualifying Liquidity Event has then occurred and (ii) the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of her termination of employment (after giving effect to any acceleration of time-based vesting in connection with such termination of employment as provided in Section 2(b)(vi) above) shall be paid in accordance with, and subject to, the following terms and conditions:

(i)	if an Applicable Qualifying Liquidity Event occurs prior to the first anniversary of the date of the Executive’s termination of employment, 100% of the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of the Executive’s termination of employment and that becomes payable upon the occurrence of the Applicable Qualifying Liquidity Event will be paid to her within ten (10) days of the occurrence of the Applicable Qualifying Liquidity Event;

(ii)	if an Applicable Qualifying Liquidity Event occurs on or after the first anniversary of the date of the Executive’s termination of employment and prior to the second anniversary of such date, 66.67% of the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of the Executive’s termination of employment and that becomes payable upon the occurrence of the Applicable Qualifying Liquidity Event will be paid to her within ten (10) days of the occurrence of the Applicable Qualifying Liquidity Event; and

(iii)	if an Applicable Qualifying Liquidity Event occurs on or after the second anniversary of the date of the Executive’s termination of employment and on or prior to the third anniversary of such date, 33.33% of the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of the Executive’s termination of employment and that becomes payable upon the occurrence of the Applicable Qualifying Liquidity Event will be paid to her within ten (10) days of the occurrence of the Applicable Qualifying Liquidity Event.

(d)

If the Executive’s employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason after the occurrence of a Qualifying Liquidity Event, the portion of Bonus A that is time-based vested at the time of her termination of employment (after giving effect to any acceleration of time-based vesting in connection with such termination of employment as provided in Section 2(b)(vi) above) and that has not yet been paid to Executive shall be paid to her in a lump sum within ten (10) days following the date of termination. If the Executive’s employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason after the occurrence of a Qualifying Liquidity Event that is also an Applicable Qualifying Liquidity Event, the portion of Bonus B, Bonus C and/or Bonus D, to the extent then outstanding and payable as a result of the occurrence of the Applicable Qualifying Liquidity Event, that is time-based vested at the time of the Executive’s termination of employment (after giving effect to any acceleration of time-based vesting in connection with such termination of employment as provided in Section 2(b)(vi) above) and that has not yet been paid to Executive shall be paid to her in a lump sum within ten (10) days following the date of termination. If the Executive’s employment with the Company is terminated by the Company without Cause or by the Executive for Good Reason after the occurrence of an Initial Public Offering but before the occurrence of an Applicable Qualifying IPO Liquidity Event, if an Applicable Qualifying IPO Liquidity Event occurs within the ninety (90) day period following the date of the Executive’s termination of employment, the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of her termination of employment (after giving effect to any acceleration of time-based vesting in connection with such termination of employment as provided in Section 2(b)(vi) above) and that becomes payable upon the occurrence of the Applicable Qualifying IPO Liquidity Event will be paid to her within ten (10) days of the occurrence of the Applicable Qualifying IPO Liquidity Event.

(e)	If the Executive’s employment is terminated by the Executive for any reason other than Good Reason after the occurrence of an Initial Public Offering but before the occurrence of an Applicable Qualifying IPO Liquidity Event, if an Applicable Qualifying IPO Liquidity Event occurs within the ninety (90) day period following the date of the Executive’s termination of employment, the portion of Bonus B, Bonus C and/or Bonus D that is time-based vested at the time of the Executive’s termination of employment and that becomes payable upon the occurrence of the Applicable Qualifying IPO Liquidity Event will be paid to her within ten (10) days of the occurrence of the Applicable Qualifying IPO Liquidity Event.

(f)	The Bonuses will immediately be forfeited in full if the Executive’s Employment is terminated by the Company for Cause.

(g)	Notwithstanding anything in this Agreement to the contrary, no Bonus shall be paid under this Agreement following November 16, 2019 and any Bonus (or portion thereof) that is outstanding at the end of such date shall immediately terminate without any consideration due to the Executive; provided, however, that any obligation to pay a Bonus (or portion thereof) that has been earned and is payable on November 16, 2009 but that remains unpaid on such date shall survive the expiration of this Agreement.

(h)	Any Bonus (or portion thereof) that remains vested and payable following a termination of the Executive’s employment with the Company under the terms of this Agreement and that does not become payable within the time periods set forth in this Section 3 shall, upon expiration of the relevant period, be immediately forfeited in its entirety without any consideration due to Executive.

4. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

5. Effect on Employment. Neither the award of the Bonuses nor this Agreement shall give the Executive any right to be retained in the employ of the Company or its affiliates, affect the right of the Company or its affiliates to discharge or discipline such Executive at any time or affect any right of such Executive to terminate her Employment at any time.

6. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and terminates all prior communications, agreements and understandings, written or oral, with respect to the subject matter contained herein.

7. Section 409A.

(a)	Notwithstanding anything to the contrary in this Agreement, if at the time of the Executive’s termination of employment, the Executive is a “specified employee,” as defined below, any and all amounts payable under this Agreement on account of such separation from service that would (but for this provision) be payable within six (6) months following the date of termination, shall instead be paid on the next business day following the expiration of such six (6) month period or, if earlier, upon the Executive’s death; except to the extent of amounts that do not constitute a deferral of compensation within the meaning of Treasury regulation Section 1.409A-1(b).

(b)	For purposes of this Agreement, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Section 1.409A-1(h) of the Treasury regulations after giving effect to the presumptions contained therein), and the term “specified employee” means an individual determined by the Company to be a specified employee under Treasury regulation Section 1.409A-1(i).

(c)	Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement is to be treated as a right to a series of separate payments.

8. Other. The parties agree to negotiate in good faith an amendment to that certain Retention Bonus Agreement between the Company and the Executive entered into as of November 2, 2009 and effective as of November 16, 2009 (the “Retention Bonus Agreement”) (and any corresponding amendments to this Agreement) to provide that if there are amounts that remain in the Account (as such term is defined in the Retention Bonus Agreement) following a termination of the Executive’s employment with the Company by the Company without Cause or by the Executive for Good Reason and following the satisfaction of all obligations of the Company under such Retention Bonus Agreement, any amounts remaining in the Account may be used to satisfy the Company’s obligations hereunder solely with respect to the portion of Bonus A (if any) that becomes payable to the Executive under Section 3 of this Agreement upon a termination of the Executive’s employment without Cause or for Good Reason (and any tax obligations related to the foregoing); it being understood that nothing contained herein shall require the Company to enter into any such amendment if the terms of such amendment would adversely impact the Company or its affiliates under any existing credit arrangement.

9. Definitions. The initially capitalized terms used herein shall have the following meaning:

“Aggregate Consideration” means, as of any determination date after November 16, 2009, the sum of (a) the cumulative total of all proceeds from sale, exchange, or other disposition, including pledge or hypothecation of Company securities, actually received after November 16, 2009 and on or prior to such determination date by the Investors in the form of (i) cash or cash equivalents in each case in respect of the Investor Shares and (ii) securities or other property other than cash in respect of the Investor Shares plus (b) the value of any previous dividends or other distributions to Investors in respect of their Investor Shares. The amount of Aggregate Consideration shall be equitably adjusted by the Board for any stock splits or other changes in the Company’s capital structure. Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Investors in respect of Investor Shares, excluding, for the avoidance of doubt, any management, consulting, monitoring, advisory, transaction or similar fee or payment of expenses received by the Investors or any of its affiliates; and

(ii)	insofar as it consists of securities or other property other than cash, be computed at the fair market value thereof at the time of receipt, as determined in good faith by the Board.

“Applicable Percentage” shall mean (a) if an Applicable Qualifying CIC Liquidity Event has occurred, one hundred percent (100%), and (b) otherwise, fifty percent (50%).

“Applicable Qualifying CIC Liquidity Event” means in the case of Bonus A, a Qualifying CIC Liquidity Event A, in the case of Bonus B, a Qualifying CIC Liquidity Event B, in the case of Bonus C, a Qualifying CIC Liquidity Event C, and in the case of Bonus D, a Qualifying CIC Liquidity Event D.

“Applicable Qualifying IPO Liquidity Event” means in the case of Bonus B, a Qualifying IPO Liquidity Event B, in the case of Bonus C, a Qualifying IPO Liquidity Event C, and in the case of Bonus D, a Qualifying IPO Liquidity Event D.

“Applicable Qualifying Liquidity Event” means in the case of Bonus B, a Qualifying Liquidity Event B, in the case of Bonus C, a Qualifying Liquidity Event C, and in the case of Bonus D, a Qualifying Liquidity Event D.

“Board” means the board of directors of the Company.

“Cause” shall have the meaning ascribed to it in the Employment Agreement.

“Change in Control” shall have the meaning ascribed to it in the Company’s 2007 Equity Incentive Plan, as amended from time to time.

“Disability” shall have the meaning ascribed to it in the Employment Agreement.

“Good Reason” shall have the meaning ascribed to it in the Employment Agreement.

“Initial Public Offering” shall have the meaning ascribed to it in the Stockholders Agreement.

“Investors” shall have the meaning ascribed to it in the Stockholders Agreement.

“Investor Shares” shall have the meaning ascribed to it in the Stockholders Agreement.

“Qualifying CIC Liquidity Event A” means the occurrence of a Change in Control.

“Qualifying CIC Liquidity Event B” means the occurrence of a Change in Control as a result of which the Investors shall have received Aggregate Consideration equal to or in excess of $5.00 per share (as equitably adjusted by the Board for any stock splits or other changes in the Company’s capital structure) multiplied by the number of Investor Shares.

“Qualifying CIC Liquidity Event C” means the occurrence of a Change in Control as a result of which the Investors shall have received Aggregate Consideration equal to or in excess of $7.50 per share (as equitably adjusted by the Board for any stock splits or other changes in the Company’s capital structure) multiplied by the number of Investor Shares.

“Qualifying CIC Liquidity Event D” means the occurrence of a Change in Control as a result of which the Investors shall have received Aggregate Consideration equal to or in excess of $10.00 per share (as equitably adjusted by the Board for any stock splits or other changes in the Company’s capital structure) multiplied by the number of Investor Shares.

“Qualifying IPO Liquidity Event B” means, following an Initial Public Offering, the volume-weighted average Trading Price during the applicable period described below (such average Trading Price to be determined using a volume-weighted average of the Trading Price for each Trading Day occurring during such period) is equal to or more than $5.00 per share (as equitably adjusted by the Board for any stock splits or other changes in the Company’s capital structure) less an amount per share equal to the quotient obtained by dividing (x) the Aggregate Consideration received by the Investors prior to the applicable Measurement Date (as defined below) by (y) the Investor Shares, measured, in each case, as of the date that is six (6) months following an Initial Public Offering and on each Trading Day thereafter (each such date, a “Measurement Date”) with the Trading Price calculated for the applicable immediately preceding six-month period (until the earlier of the forfeiture of Bonus B by its terms hereunder or the attainment of such Trading Price on the terms provided for herein).

“Qualifying IPO Liquidity Event C” means, following an Initial Public Offering, the volume-weighted average Trading Price during the applicable period described below (such average Trading Price to be determined using a volume-weighted average of the Trading Price for each Trading Day occurring during such period) is equal to or more than $7.50 per share (as equitably adjusted by the Board for any stock splits or other changes in the Company’s capital structure) less an amount per share equal to the quotient obtained by dividing (x) the Aggregate Consideration received by the Investors prior to the applicable Measurement Date by (y) the Investor Shares, measured, in each case, on each Measurement Date with the Trading Price calculated for the applicable immediately preceding six-month period (until the earlier of the forfeiture of Bonus C by its terms hereunder or the attainment of such Trading Price on the terms provided for herein).

“Qualifying IPO Liquidity Event D” means, following an Initial Public Offering, the volume-weighted average Trading Price during the applicable period described below (such average Trading Price to be determined using a volume-weighted average of the Trading Price for each Trading Day occurring during such period) is equal to or more than $10.00 per share (as equitably adjusted by the Board for any stock splits or other changes in the Company’s capital structure) less an amount per share equal to the quotient obtained by dividing (x) the Aggregate Consideration received by the Investors prior to the applicable Measurement Date divided by (y) the Investor Shares, measured, in each case, on each Measurement Date with the Trading Price calculated for the applicable immediately preceding six-month period (until the earlier of the forfeiture of Bonus D by its terms hereunder or the attainment of such Trading Price on the terms provided for herein).

“Qualifying Liquidity Event” shall mean the first to occur of an Initial Public Offering or a Change in Control.

“Qualifying Liquidity Event B” shall mean a Qualifying CIC Liquidity Event B or a Qualifying IPO Liquidity Event B.

“Qualifying Liquidity Event C” shall mean a Qualifying CIC Liquidity Event C or a Qualifying IPO Liquidity Event C.

“Qualifying Liquidity Event D” shall mean a Qualifying CIC Liquidity Event D or a Qualifying IPO Liquidity Event D.

“Stockholders Agreement” means the Stockholders Agreement among Kangaroo Holdings, Inc. and certain investors, dated as of June 14, 2007, as amended from time to time.

“Trading Day” means each business day during such calendar quarter in which the Trading Price of the Stock is reported by the principal securities exchange on which such security is then listed or admitted to trade.

“Trading Price” means the closing price on such Trading Day of a share of Stock as reported on the principal securities exchange on which shares of Stock are then listed or admitted to trade. In the event that the price of a share of Stock is not so reported, the Trading Price will be determined by the Board in good faith.

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IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by each of the Company, by its respective duly authorized representatives, and by the Executive, as of the date first above written.

THE EXECUTIVE:		THE COMPANY:

By:	/s/Elizabeth A. Smith	By:	/s/Joseph J. Kadow
	Elizabeth A. Smith		Name: Joseph J. Kadow
Title: Executive Vice President